Exhibit 99.3

CONCENTRA OPERATING CORPORATION

Unaudited Pro Forma Financial Statements

The following unaudited pro forma financial statements have been prepared to give effect to the October 31, 2005 acquisition of Occupational Health + Rehabilitation Inc (“OH+R”) by Concentra Operating Corporation (the “Company” or “Concentra”), under the purchase method of accounting. The unaudited pro forma statements of operations and pro forma balance sheet give effect to the OH&R acquisition. The unaudited pro forma balance sheet information as of September 30, 2005 has been prepared as if such transaction had occurred on that date, and the unaudited pro forma statements of operations for the nine months ended September 30, 2005 and for the year ended December 31, 2004 have been prepared as if such transaction had occurred at January 1, 2004. The adjustments are described in the accompanying notes.

Additionally, the following unaudited pro forma financial statements also give effect to the October 3, 2005 acquisition of Beech Street Corporation (“Beech Street”) by Concentra under the purchase method of accounting. The unaudited pro forma statements of operations and pro forma balance sheet give effect to (i) the Beech Street acquisition and (ii) the related refinancing. The unaudited pro forma balance sheet information as of September 30, 2005 has been prepared as if such transactions had occurred on that date, and the unaudited pro forma statements of operations for the nine months ended September 30, 2005 and for the year ended December 31, 2004 have been prepared as if such transactions had occurred at January 1, 2004. Concentra filed a Form 8-K/A on December 16, 2005, which included Beech Street’s historical financial statements and the required pro forma financial information for these periods. The following pro forma financial statements contain the Concentra balance sheet amounts at September 30, 2005 and the Concentra statements of operations amounts for the nine months ended September 30, 2005 and for the year ended December 31, 2004, and include the pro forma adjustments for Beech Street and the related refinancing as filed in the Form 8-K/A.

Concentra acquired all of the outstanding shares of capital stock of OH+R on October 31, 2005, for an aggregate purchase price of approximately $48.5 million plus retained cash. OH+R was a publicly-held occupational healthcare provider and was based in Hingham, Massachusetts.

Concentra acquired all of the outstanding shares of capital stock of Beech Street on October 3, 2005, in a $165.0 million cash transaction. Beech Street was privately-held and was based in Lake Forest, California. Beech Street is one of the country’s leading preferred provider organizations and has approximately 400,000 physicians, 52,000 ancillary providers, and 3,800 acute care hospitals within its provider network. In connection with this acquisition, Concentra refinanced its senior credit facility. Concentra replaced its existing $501.5 million term loan facility with a new $675.0 million senior credit facility, consisting of a $150.0 million revolving credit facility and a $525.0 million term loan facility. The new senior credit facility also provides Concentra with a lower interest rate payable on its borrowings under this agreement. As part of the refinancing of the senior credit facility, Concentra wrote-off approximately $6.0 million of related, unamortized deferred financing fees.

Unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the acquisition occurred at the beginning of the periods presented, nor is it necessarily indicative of future financial position or results of operations. The unaudited pro forma financial statements presented herein are based upon the respective historical consolidated financial statements of Concentra, Beech Street, OH+R, and notes thereto. These unaudited pro forma financial statements do not include, nor do they assume, any benefits from cost savings or synergies of operations of the combined companies. Additionally, the unaudited pro forma income statements do not include restructuring charges expected to be incurred in connection with the acquisition.

The unaudited pro forma financial statements should be read in conjunction with the historical consolidated financial statements of Concentra Operating Corporation, Beech Street, and OH+R.

CONCENTRA OPERATING CORPORATION

Pro Forma Consolidated Balance Sheets (Unaudited)

As of September 30, 2005

(in thousands)

	Concentra (NOTE 1)	OH+R HISTORICAL	Pro Forma
ASSETS			Adjustments		Consolidated
Current assets:
Cash and cash equivalents	$72,145	$1,691	$(44,418	)(1)	$29,418
Restricted cash and short-term investments	4,175	—	—		4,175
Accounts receivable, net	180,829	10,167	(619	)(2)	190,377
Prepaid expenses and other current assets	47,787	1,959	4,916	(3),(4),(5)	54,662

Total current assets	304,936	13,817	(40,121)		278,632
Property and equipment, net	117,624	1,825	976	(6)	120,425
Goodwill and other intangible assets, net	628,216	6,758	35,507	(7),(8),(9)	670,481
Other assets	31,249	534	237	(3)	32,020

Total assets	$1,082,025	$22,934	$(3,401)		$1,101,558

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Revolving credit facility	$—	$—	$—		$—
Current portion of long-term debt	5,517	5,916	(5,099	)(10)	6,334
Accounts payable and accrued expenses	153,154	7,003	7,781	(3),(11),(12)	167,938

Total current liabilities	158,671	12,919	2,682		174,272
Long-term debt, net	854,501	496	—		854,997
Deferred income taxes and other liabilities	82,097	1,421	2,015	(3),(13)	85,533
Fair value of economic hedges	131	—	—		131

Total liabilities	1,095,400	14,836	4,697		1,114,933
Stockholder’s equity:
Common stock	—	3	(3	)(14)	—
Paid-in capital	43,734	13,083	(13,083	)(14)	43,734
Accumulated deficit	(57,109)	(4,988)	4,988	(14)	(57,109)

Total stockholder’s equity (deficit)	(13,375)	8,098	(8,098)		(13,375)

Total liabilities and stockholder’s equity	$1,082,025	$22,934	$(3,401)		$1,101,558

See accompanying notes to pro forma consolidated financial statements.

CONCENTRA OPERATING CORPORATION

Pro Forma Consolidated Statements of Operations (Unaudited)

For the Nine Months Ended September 30, 2005

(in thousands)

	Concentra (NOTE 1)	OH+R HISTORICAL	Pro Forma
			Adjustments		Consolidated
Revenue:
Health Services	$495,089	$44,824	$—		$539,913
Network Services	254,386	—	—		254,386
Care Management Services	152,858	—	—		152,858

Total revenue	902,333	44,824	—		947,157
Cost of services:
Health Services	401,134	37,154	398	(15)	438,686
Network Services	146,607	—	—		146,607
Care Management Services	131,309	—	—		131,309

Total cost of services	679,050	37,154	398		716,602

Total gross profit	223,283	7,670	(398)		230,555
General and administrative expenses	117,877	3,805	(182	)(15)	121,500
Amortization of intangibles	4,570	48	628	(16)	5,246
Gain on sale of assets	(1,426)	—	—		(1,426)

Operating income (loss)	102,262	3,817	(844)		105,235
Interest expense, net	48,541	507	—		49,048
Loss on change in fair value of economic hedges	131	—	—		131
Other, net	2,602	785	—		3,387

Income (loss) before income taxes	50,988	2,525	(844)		52,669
Provision (benefit) for income taxes	(2,437)	1,076	(359	)(17)	(1,720)

Income (loss) from continuing operations	53,425	1,449	(485)		54,389
Loss from discontinued operations	548	—	—		548

Net income (loss)	$52,877	$1,449	$(485)		$53,841

See accompanying notes to pro forma consolidated financial statements.

CONCENTRA OPERATING CORPORATION

Pro Forma Consolidated Statements of Operations

For the Year Ended December 31, 2004 (Unaudited)

(in thousands)

	Concentra (NOTE 1)	OH+R HISTORICAL	Pro Forma
			Adjustments		Consolidated
Revenue:
Health Services	$576,880	$57,088	$—		$633,968
Network Services	350,162	—	—		350,162
Care Management Services	237,595	—	—		237,595

Total revenue	1,164,637	57,088	—		1,221,725
Cost of services:
Health Services	474,343	48,985	402	(15)	523,730
Network Services	197,649	—	—		197,649
Care Management Services	208,505	—	—		208,505

Total cost of services	880,497	48,985	402		929,884

Total gross profit	284,140	8,103	(402)		291,841
General and administrative expenses	160,320	5,103	(363	)(15)	165,060
Amortization of intangibles	6,996	75	1,428	(16)	8,499
Loss on impairment of goodwill and long-lived assets	41,682	—	—		41,682
Unusual gains	(96)	—	—		(96)

Operating income (loss)	75,238	2,925	(1,467)		76,696
Interest expense, net	69,448	821	—		70,269
Loss on early retirement of debt	14,105	—	—		14,105
Other, net	3,047	729	—		3,776

Income (loss) before income taxes	(11,362)	1,375	(1,467)		(11,454)
Provision for income taxes	5,124	586	(623	)(17)	5,087

Income (loss) from continuing operations	(16,486)	789	(844)		(16,541)
Loss from discontinued operations	708	—	—		708

Net income (loss)	$(17,194)	$789	$(844)		$(17,249)

See accompanying notes to pro forma consolidated financial statements.

CONCENTRA OPERATING CORPORATION

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(dollars in thousands)

NOTE 1 – CONCENTRA BASIS OF PRESENTATION

On December 16, 2005, Concentra Operating Corporation (the “Company” or “Concentra”) filed a Form 8-K/A related to its acquisition of Beech Street Corporation (“Beech Street”). The Concentra information included in the accompanying pro forma financial statements for all periods presented represents the historical Concentra information and includes the pro forma adjustments for Beech Street and the related refinancing as presented in the Form 8-K/A filed on December 16, 2005.

NOTE 2 – PRELIMINARY PURCHASE PRICE ALLOCATION

Under the purchase method of accounting, the total purchase price of $48.5 million plus retained cash is allocated to the tangible and intangible assets and liabilities of Occupational Health + Rehabilitation Inc (“OH+R”) based on their estimated fair values as of the date of the completion of the acquisition, October, 31, 2005. The preliminary pro forma purchase price allocation assumes that the transaction occurred on the date of the unaudited pro forma consolidated balance sheet, September 30, 2005. The preliminary pro forma purchase price allocation is as follows:

Cash and cash equivalents	$1,691
Accounts receivable, net	9,548
Prepaid expenses and other current assets	6,875
Property and equipment	2,801
Goodwill	38,911
Covenants not to compete	1,400
Tradename	80
Specialist agreements	239
Customer relationships	1,635
Other assets	771
Current portion of long-term debt	(817)
Accounts payable and accrued liabilities	(14,784)
Long-term debt, net	(496)
Deferred income taxes and other liabilities	(3,436)

Total cash paid at acquisition	$44,418

Additions to purchase price:
Long-term debt assumed	1,313
Taxes paid by Concentra	2,881
Difference in cash balance projected at closing	(61)

Total allocated purchase price	$48,551

NOTE 3 – PRO FORMA ADJUSTMENTS

Pro forma consolidated balance sheet adjustments (1) through (14) below assume that the acquisition occurred as of September 30, 2005. Pro forma statement of operations adjustments (15) through (17) below assume that the acquisition occurred as of the beginning of the period presented. Certain amounts in the OH+R historical statements of operations have been reclassified to conform to classifications used by Concentra.

(1)	To record the cash paid at acquisition for OH+R.

(2)	To adjust OH+R’s allowance for doubtful account to amounts estimated necessary.

(3)	To record the deferred tax assets and liabilities based on the book to tax difference in the new assets and liabilities.

(4)	To adjust OH+R’s inventory to estimated fair value ($0.2 million).

(5)	To write-off $0.4 million of OH+R’s prepaid loan costs and deal costs.

(6)	To adjust OH+R’s property and equipment to fair value.

(7)	To eliminate OH+R’s historical goodwill and identifiable intangible assets.

(8)	To record the fair value of OH+R’s identifiable intangible assets.

(9)	To record OH+R’s acquired goodwill.

(10)	To record OH+R’s debt paid by Concentra at acquisition.

(11)	To reverse $0.2 million of accruals for audit and compensation and record $3.3 million of liabilities assumed for deal costs, lease termination fees, employee termination costs and noncompete obligations.

(12)	To record $4.5 million of amounts due to OH+R shareholders consisting of $1.7 million of cash balances at closing and $2.9 million of taxes.

(13)	To record the non-current portion of the liabilities assumed for noncompete obligations ($0.6 million) and a $0.3 million reduction in the minority interest liability based on the respective changes to equity.

(14)	To eliminate OH+R’s equity accounts.

(15)	To revise OH+R’s depreciation expense based upon the change in the fair value of the property and equipment.

(16)	To reverse amortization expense on OH+R’s historical identifiable intangible assets and record amortization of the purchased identifiable intangible assets.

(17)	To record income tax expense associated with the pro forma adjustments reflected above assuming a statutory rate of 42.5%.